Exhibit 21.1




                        SUBSIDIARIES OF THE REGISTRANT

                                                       STATE OF
  NAME                               BUSINESS NAME  INCORPORATION


  Church Creek Corporation                Same
Massachusetts

  Health and Retirement                   Same           Delaware

  Properties International, Inc.

  Hospitality Properties, Inc.            Same           Delaware


                                          Hospitality
                                            Project

                                          Hospitality
                                            Properties
                                            (Delaware), Inc.

